Exhibit 99.1

MICT, Inc. Reports Third Quarter 2022 Results

Revenue Increased 15% Quarter-over-Quarter to $13.8 Million

Gross Profit from Insurance Business of $3.2 Million Increased 54% Quarter-Over-

Quarter and 16% Year-over-Year

Gross Margin of Insurance Business Increased to a Company Record 23%

Acquisition of Tingo on Track for Completion by November 30, 2022

Tingo, Inc. Reports Q3 2022 Revenues of $291.7 Million and Income Before Tax

and Share Based Payments of $160.6 Million

MONTVALE, N.J. -- November 14, 2022 -- MICT, Inc. (Nasdaq: MICT), (the “Company”), today announced its financial results for the third quarter ended September 30, 2022.

Q3 2022 Highlights and Recent Developments

●	Insurance revenues for Q3 2022 amounted to $13.8 million, up 15% on Q2 2022 revenues.

●	Gross profit margins for the insurance business also improved, increasing to 23% for Q3 2022 compared to 17% in Q2 2022 and 15% in the year ago period, due to the ongoing focus on writing more profitable business.

●	Magpie Securities (Singapore) PTE Ltd received final approval of its Capital Markets License from the Monetary Authority of Singapore, which enables Magpie Securities to onboard clients from numerous countries and offer a number of new services, including, but not limited to, foreign exchange products, commodity trading, leveraged products and CFDs.

●	Strategic partnership signed with leading global investment bank for foreign exchange and payment services, enabling the provision of competitive products to clients.

●	Acquisition of 100% of Tingo Mobile Limited is scheduled to complete by November 30, 2022, following the filing of Tingo, Inc.’s Definitive Information Statement.

●	Tingo Mobile signed trade deals with (i) the All Farmers Association of Nigeria (“AFAN”), which included a commitment to enroll a minimum of 20 million customers with Tingo Mobile; and, (ii) with the Ashanti Investment Trust (“AIT”), which included a commitment to enroll a minimum of 2 million customers with Tingo Mobile, as well as a target to achieve at least 4 million, the latter of which coincided with the nationwide launch of Tingo Mobile in Ghana.

●	Tingo Mobile’s parent company, Tingo, Inc., announced its own third quarter results earlier this morning, reporting revenues for the three months of $291.7 million (compared to $268.7 million in Q2 2022); and income before tax and share based payments of $160.6 million (compared to $151.3 million in Q2 2022).

●	Tingo Inc.’s, cumulative income before tax and share based payments for the nine-month period ended September 30, 2022 amounted to $455.2 million, compared to $170.5 million for the year ago period.

●	Significant strengthening of professional advisory team through the appointment of global investment bank, Haitong Securities USA LLC, leading international Investor Relations firm, MZ Group, and world leading accounting firm, Deloitte.

Darren Mercer, MICT’s Chief Executive Officer, commented, “We are very pleased with the continued recovery in our insurance business during the third quarter, as China’s COVID-19 protocols continued to ease. Our insurance business has once again delivered a quarter-on-quarter increase in gross profit, achieving our highest ever reported gross margin of 23%.

“Through our nationwide online insurance license, which is supported by our comprehensive coverage of regional, provincial and city licenses, covering the vast majority of developed China, the infrastructure we have established is a necessary and an extremely valuable component to enable us to roll out the Tingo Mobile range of products. This in turn is expected to create substantial value to MICT.

“Magpie’s pivoted focus towards a broker-as-a-service model is aimed at giving white-label solutions to financial services and banking organizations, as well as a foreign exchange offering. We are currently at an advanced stage of discussions on deals with several such organizations, which if consummated, would each add considerable high-margin revenues to the Magpie group of companies. Complimentary developments in the quarter included the receipt of full approval of our Capital Markets License from the Monetary Authority of Singapore and the signing of an agreement with a leading global banking organization, which together with the imminently expected approval of our Money Services Operators License, will allow us to offer a full range of highly competitive payment and foreign exchange services to both white-label partners and end clients, and also to incorporate foreign exchange services into our commodities and export businesses.

“Through our Capital Markets License we are able to offer a number of new products, including commodities trading, foreign exchange trading and leveraged investments. This will enable our Singapore Office to operate as the Commodity Center for the group, including to facilitate our commodity trading business with Tingo Mobile and to handle the significant volumes of exports it is expected to generate from 2023.

“Tingo Inc., and sole subsidiary Tingo Mobile, our acquisition of which is scheduled to complete by November 30, 2022, reported its third quarter results earlier this morning, and we are thrilled with its performance and progress. We believe the revenues and net income of Tingo Mobile will increase considerably in 2023, due to its recently announced trade deals with AFAN in Nigeria and AIT in Ghana, together with the planned acceleration of its international expansion and its considerable export opportunities.

“With an annualized revenue run rate approaching $1.2 billion and a net income before tax run rate approaching $650 million, as reported today in Tingo, Inc.’s Q3 2022 results, we expect to see further increases in Q4 2022, followed by a substantial improvement in both revenue and net income run rates in 2023. In our soon to be launched export and commodity trading businesses, we anticipate that a large proportion of next year’s revenues will be generated in US dollars.

“With MICT Group business expected to become significantly profitable from Q4 2022 onwards, on a proven business model that will see rapid expansion in terms of both revenue and profitability, it is clear, as previously stated last week, there is a huge disconnect between our current share price and the profitability of the consolidated group. With the appointment of a number of key new advisors, including a leading global investment bank and an international IR firm, the Board is committed to addressing this disconnect and delivering a share price that reflects MICT’s true value.”

Q3 2022 Financial Review

●	Revenue in the third quarter was $13.8 million versus $12.0 million in the prior quarter. The increase was due to the growth in insurance business revenues, which increased by 15% quarter over quarter.

●	Gross profit in the third quarter was $3.2 million, up 54% from $2.1 million in the second quarter. The increase was due to the combination of the increase in revenues in the insurance business, against a partially fixed direct cost base, and a focus on writing more profitable insurance policies.

●	Selling & marketing expenses in the third quarter were $1.3 million as compared to $1.0 million in the second quarter. The increase was due to an increase in marketing expenses on the insurance businesses in the third quarter, offset in part by a decrease in marketing expenses for the stock trading businesses.

●	General and administrative expenses were $9.2 million in the third quarter, compared to $13.7 million in the second quarter. This represents a decrease of $4.4 million for the three months ended September 30, 2022, as compared to the three months ended June 30, 2022. General and administrative expenses for the third quarter included $1.7 million of transaction expenses relating to the acquisition of Tingo Mobile Limited and $0.1m of share-based payments, compared to $3.1 million of transaction expenses and $3.8 million of share-based payments in the second quarter.

●	Operating loss for the third quarter was $8.7 million versus a loss of $13.8 million for the second quarter. This represents a decrease of $5.1 million for the three months ended September 30, 2022, as compared to the three months ended June 30, 2022. The decrease is mainly a result of the decrease in General and administrative expenses and increase in Gross profit.

●	As of September 30, 2022, the cash position was approximately $68.4 million, compared to $76.1 million at June 30, 2022. Transaction expenses and other cash outflows of $2.4 million were incurred in relation to the acquisition of Tingo Mobile Limited during the third quarter.

About MICT

MICT is a financial technology business principally focused on the growth and development of a suite of consumer fintech services across approximately 130 cities in China, with planned expansion into additional markets. MICT has developed highly scalable proprietary platforms for insurance products (B2B, B2B2C and B2C) and financial services/products (B2C), the technology for which is highly adaptable for other applications and markets. MICT has acquired and holds the requisite license and approvals with the Hong Kong Securities and Futures Commission to deal in securities and provide securities advisory and asset management services. MICT also has memberships/registrations with the Hong Kong Stock Exchange and the requisite Hong Kong and China Direct clearing companies. MICT’s financial services business and first financial services product, the Magpie Invest app, is able to trade securities on NASDAQ, NYSE, TMX, HKSE, China Stock Connect, LSE, the Frankfurt Stock Exchange, and the Paris Stock Exchange.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein contain, and certain oral statements made by representatives of MICT and Tingo and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. MICT’s and Tingo’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, MICT’s and Tingo’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside of the control of MICT or Tingo and are difficult to predict. Factors that may cause such differences include but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement (as defined below); (2) the inability to complete the Business Combination, including due to the failure to obtain approval of the stockholders of MICT or Tingo or other conditions to closing in the Merger Agreement; (3) the inability to obtain or maintain the listing of MICT’s common stock on Nasdaq following the Business Combination; (4) the risk that the Business Combination disrupts current plans and operations of Tingo or MICT as a result of the announcement and consummation of the Business Combination; (5) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth economically and hire and retain key employees; (7) the inability to complete the Business Combination due to inability to obtain regulatory approval; (8) changes in applicable laws or regulations; (10) the possibility that MICT or Tingo may be adversely affected by other economic, business, and/or competitive factors; and (11) the impact of the global COVID-19 pandemic on any of the foregoing risks and other risks and uncertainties to be identified in the proxy statement/prospectus (when available) relating to the Business Combination, including those under “Risk Factors” therein, and in other filings with the SEC made by MICT and Tingo. The foregoing list of factors is not exclusive. Readers are referred to the most recent reports filed with the SEC by MICT and Tingo. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MICT and Tingo undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, subject to applicable law.

Additional Information

MICT intends to file with the SEC a preliminary proxy statement of MICT in connection with Business Combination. The definitive proxy statement and other relevant documents will be mailed to stockholders of MICT as of a record date to be established for voting on the Business Combination. Stockholders of MICT and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with MICT’s solicitation of proxies for the special meeting to be held to approve the Business Combination because these documents will contain important information about MICT, Tingo and the Business Combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, on the SEC’s website at www.sec.gov.

No Offer or Solicitation

This Press Release does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Press Release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Investor Relations Contact

Chris Tyson/Larry Holub

949-491-8235

MICT@mzgroup.us

www.mzgroup.us

MICT Inc. Contact Information

Email: info@mict-inc.com

Phone: (201) 225-0190

PART I - FINANCIAL INFORMATION

MICT, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$68,351	$94,930
Accounts receivable, net	9,084	17,879
Related parties	8,533	5,134
Other current assets	10,319	9,554
Total current assets	96,287	127,497

Property and equipment, net	611	677
Intangible assets, net	19,059	21,442
Goodwill	19,788	19,788
Operating lease right of use assets	1,711	1,921
Long-term deposit and prepaid expenses	508	824
Deferred tax assets	2,893	1,764
Restricted cash escrow	2,388	2,417
Investment in equity - Micronet Ltd.	924	1,481
Total long-term assets	47,882	50,314

Total assets	$144,169	$177,811

MICT, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	September 30, 2022	December 31, 2021
LIABILITIES AND STOCKHOLDERS’ EQUITY

Short-term loan	$761	$1,657
Trade accounts payable	8,536	14,416
Deposit held on behalf of clients	1,495	3,101
Related party	728	4
Operating lease short term liability	1,025	1,298
Other current liabilities	7,121	4,914
Total current liabilities	19,666	25,390

Operating lease long term liabilities	763	691
Deferred tax liabilities	3,340	3,952
Accrued severance pay	49	56
Total long-term liabilities	4,152	4,699
Total liabilities	23,818	30,089

Stockholders’ Equity:
Common stock: $0.001 par value, 250,000,000 shares authorized, 129,566,207 and 122,435,576 shares issued and outstanding as of September 30, 2022, and December 31, 2021, respectively	129	122
Additional paid in capital	224,889	220,786
Accumulated other comprehensive (loss)	(522)	(414)
Accumulated deficit	(107,088)	(76,394)
MICT, Inc. stockholders’ equity	117,408	144,100

Non-controlling interests	2,943	3,622

Total equity	120,351	147,722

Total liabilities and stockholders’ equity	$144,169	$177,811

MICT, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(USD In Thousands, Except Share and Earnings Per Share Data)

	Nine months ended September 30,		Three months ended September 30,
	2022	2021	2022	2021

Revenues	$35,278	$39,791	$13,757	$18,515
Cost of revenues	28,746	34,436	10,563	15,769
Gross profit	6,532	5,355	3,194	2,746

Operating expenses:
Research and development	1,509	1,015	568	396
Selling and marketing	4,873	3,874	1,321	1,521
General and administrative	30,224	26,039	9,233	6,618
Amortization of intangible assets	2,381	2,301	787	732
Total operating expenses	38,987	33,229	11,909	9,267

Loss from operations	(32,455)	(27,874)	(8,715)	(6,521)
Gain (Loss) from equity investment	(557)	636	(186)	799
Other income (loss), net	535	70	(303)	(13)
Financial income (expenses), net	(718)	61	371	336
Loss from loss of control in Micronet Ltd	-	(1,934)	-	-
Loss before income taxes	(33,195)	(29,041)	(8,833)	(5,399)
Tax benefit	(1,782)	(410)	(701)	(70)

Net loss	(31,413)	(28,631)	(8,132)	(5,329)
Net loss attributable to non-controlling interests	(719)	(446)	(461)	(1)

Net loss attributable to MICT, Inc.	$(30,694)	$(28,185)	$(7,671)	$(5,328)

Loss per share attributable to MICT, Inc.
Basic and diluted loss per share	$(0.24)	$(0.26)	$(0.06)	$(0.05)

Weighted average common shares outstanding:
Basic and diluted	126,184,400	109,222,674	129,566,207	121,419,308

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the U.S., or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP financial measures. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

●	Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to the Transaction and the Acquisition. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to these transactions. The amortization of acquired intangible assets are non-cash charges. We believe that such charges do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-transaction operating results.

●	Expenses related to the settlement agreements - These expenses relate to a settlement agreement as described in part III -Item 1. Legal Proceedings of this reports. We believe that these expenses do not reflect our operational performance. Therefore, we exclude them to provide the investors with a consistent basis for comparing pre- and post-transaction operating results.

●	Stock-based compensation - is share based awards granted to certain individuals. They are non-cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to our operational performance.

●	Options-based compensation – Refers to compensation components which includes stock options awards granted to certain employees, officers, directors, or consultants of the Company. This is a noncash personal compensation component for our employees, officers, directors or consultants and its cost to the Company is calculated based on B&S. This these costs attributed to the grant of stock options are irrelevant to the forward-looking analyses and are not necessarily linked to our operational performance.

The following table reconciles, for the periods presented, GAAP net loss attributable to MICT to non-GAAP net income attributable to MICT. and GAAP loss per diluted share attributable to MICT to non-GAAP net loss per diluted share attributable to MICT.

	Nine months ended September 30,
	(Dollars in Thousands, other than share and per share amounts)
	2022	2021
GAAP net loss attributable to MICT, Inc.	$(30,694)	$(28,185)
Amortization of acquired intangible assets	2,381	2,301
Expenses related to settlement agreements	143	566
Options- based compensation	286	585
Stock-based compensation	3,818	9,869
Income tax-effect of above non-GAAP adjustments	(614)	(604)
Total Non-GAAP net loss attributable to MICT, Inc.	$(24,680)	$(15,468)

Non-GAAP net loss per diluted share attributable to MICT, Inc.	$(0.19)	$(0.15)
Weighted average common shares outstanding used in per share calculations	126,184,400	109,222,674
GAAP net loss per diluted share attributable to MICT, Inc.	$(0.24)	$(0.26)
Weighted average common shares outstanding used in per share calculations	126,184,400	109,222,674

	Three months ended September 30,
	(Dollars in Thousands, other than share and per share amounts)
	2022	2021
GAAP net loss attributable to MICT, Inc.	$(7,671)	$(5,328)
Amortization of acquired intangible assets	787	733
Expenses related to settlement agreements	-	34
Options- based compensation	50	127
Stock-based compensation	-	1,501
Income tax-effect of above non-GAAP adjustments	(204)	(190)
Total Non-GAAP net loss attributable to MICT, Inc.	$(7,038)	$(3,123)

Non-GAAP net loss per diluted share attributable to MICT, Inc.	$(0.05)	$(0.03)
Weighted average common shares outstanding used in per share calculations	129,566,207	121,419,308
GAAP net loss per diluted share attributable to MICT, Inc.	$(0.06)	$(0.05)
Weighted average common shares outstanding used in per share calculations	129,566,207	121,419,308

MICT, Inc.